EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aethlon Medical, Inc. (the “Registrant”) on Form 10-Q for the three month period ended September 30, 2011 as filed with the Securities and Exchange Commission on the date hereof, I, James A. Joyce, Chief Executive Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    Based on my knowledge, the Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.    The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Aethlon Medical, Inc.

Dated: November 17, 2011	/s/ JAMES A. JOYCE
James A. Joyce
Chief Executive Officer
Aethlon Medical, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aethlon Medical, Inc. and will be retained by Aethlon Medical, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.